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                                                                   EXHIBIT 10.27

                                [JPMORGAN LOGO]

                                                                16 November 2001


CRAFTMADE INTERNATIONAL INC
650 SOUTH ROYAL LANE
CAPELL, TEXAS 75019
CONTACT: JIM RIDING OR KEN CANCIENE
TEL: 972 393 3800
FAX: 972 304 3754

                              TERMINATION AGREEMENT

         TERMINATION AGREEMENT dated as of 14 November 2001 between JPMorgan Chase Bank ("JPMorgan") and Craftmade International Inc ("Counterparty").

         JPMorgan and Counterparty are parties Master Agreement dated as of 17 June 1999 (the "Agreement") pursuant to which JPMorgan and Counterparty have entered into the following Transaction(s) (the "Swap Transaction(s)"):

Trade Date                 Termination Date          Notional Amount     ChaseRef.#
----------                 ----------------          ---------------     ----------
23 July 1999               26 December 2003          USD 5,401,693.00    TEX1296 / 51369148

JPMorgan and Counterparty desire to terminate their respective rights and obligations under the Swap Transaction(s) upon the terms and conditions herein contained. Accordingly the parties hereto agree as follows:

         1. Termination: Effective 14 November 2001 upon the payment of the amount set forth in Section 2 on the specified dat, the rights, obligations and liabilities of JPMorgan and of Counterparty under the Swap Transaction(s) are hereby mutually terminated and discharged. Each party hereto acknowledges that, except as provided herein, no payments or other amounts are owed to it by the other party hereto under or with respect to the termination and discharge affected hereby. Notwithstanding the foregoing, each party shall remain liable for any payment or delivery due on or before 16 November 2001 by it under the Swap Transaction(s). The termination and discharge provided for under this Termination Agreement is limited to the Swap Transaction(s), and the Agreement remains in full force and effect.

         2. Payment Obligation: In consideration of the termination and discharge effected by the preceding section, on 16 November 2001, subject to adjustment in accordance with the Following Business Day Convention JPMorgan shall pay to Counterparty the sum of USD 61,500.00. (JPMorgan fee reference #:5053224)



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         3. Representations: Each party hereby represents, with respect to itself, that: (i) it has full corporate power and legal right to execute and deliver, and to perform and observe the terms and provisions of this Termination Agreement; (ii) the execution, delivery and performance of this Termination Agreement have been duly authorized by all necessary action; (iii) this Termination Agreement is a legally valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)), and (iv) all amounts due and payable by it on or before the date hereof under the Swap Transaction(s) have been paid in full.

         4. Definitions: All terms used herein which are defined in the Agreement shall have the meanings stated therein.

         5. Miscellaneous: This Termination Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof. This Termination Agreement shall be governed by and construed in accordance with the governing law as stated in the Agreement. This Termination Agreement may be executed in counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.



                                       JPMORGAN CHASE BANK


                                       By: /s/ Karen Puglia
                                           ----------------
                                       Name: Karen Puglia
                                       Title: Assistant Treasurer


CRAFTMADE INTERNATIONAL INC



By: /s/ James R. Ridings
    --------------------
Name: James R. Ridings
Title: Chief Executive Officer